EXHIBIT 99.1

	Contacts:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600
POWELL INDUSTRIES ANNOUNCES FISCAL 2007
THIRD QUARTER RESULTS
HOUSTON — AUGUST 8, 2007 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2007 third quarter ended June 30, 2007. As previously announced, the Company changed its fiscal year-end to September 30 from October 31, effective September 30, 2006; therefore, the comparable period of fiscal 2006 is comprised of the three months ended July 31, 2006.
     Revenues for the third quarter of fiscal 2007 were $149.1 million compared to revenues of $104.0 million for the third quarter of fiscal 2006. The business operations of the Company’s August 2006 Power/Vac® product line acquisition contributed revenues of $19.3 million in the third quarter of fiscal 2007. Net income for the third quarter was $3.2 million, or $0.28 per diluted share, compared to net income of $1.6 million, or $0.14 per diluted share, in the third quarter of fiscal 2006.
     Thomas W. Powell, chairman and chief executive officer, stated, “Activity continues to be strong in all of our markets, as can be seen from our record backlog of $411 million. We hear from our customers and see in the marketplace that our industry is working at near full capacity. Powell always has been and will continue to be very responsive to our customers’ needs. We are working in all areas of our business to enhance our productive capabilities and continue to be the supplier of choice for our customers.”

     The Electrical Power Products segment recorded revenues of $143.1 million in the fiscal 2007 third quarter compared to $96.9 million in the third quarter of fiscal 2006. The business operations of the Company’s August 2006 Power/Vac product line acquisition contributed revenues of $19.3 million in the third quarter of fiscal 2007. Income before income taxes for Electrical Power Products in the third quarter totaled $4.8 million versus income before income taxes of $2.6 million in last year’s fiscal third quarter.
     The company’s order backlog as of June 30, 2007 was a record $411 million compared to $287 million at the end of the fiscal 2006 third quarter ended July 31, 2006 and compared to $408 million at the end of the second quarter of fiscal 2007 ended March 31, 2007. New orders placed during the third quarter totaled $151 million compared to $122 million in the third quarter of fiscal 2006 and compared to $168 million in the second quarter of fiscal 2007.
YEAR-TO-DATE RESULTS
     Revenues for the first nine months of fiscal 2007 were $413.8 million compared to revenues of $286.3 million for the first nine months of fiscal 2006. The business operations of the Company’s August 2006 Power/Vac product line acquisition contributed revenues of $66.6 million in the first nine months of fiscal 2007. Net income for the first nine months was $7.5 million, or $0.67 per diluted share, compared to net income of $6.2 million, or $0.56 per diluted share, in the comparable period of fiscal 2006.
OUTLOOK
     The following statements are based on the current expectations of the Company. These statements are forward-looking and actual results may differ materially as further elaborated in the last paragraph below.
     Powell Industries expects full year fiscal 2007 revenues to range between $550 million and $575 million and full year fiscal 2007 earnings to range between $0.83 and $0.88 per diluted share.
CONFERENCE CALL
     Powell Industries has scheduled a conference call for Wednesday, August 8, 2007, at 11:00 a.m. eastern time. To participate in the conference call, dial 303-262-2143 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 15, 2007. To access the replay, dial 303-590-3000 using a passcode of 11093473.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.powellind.com.
     Powell Industries, Inc., headquartered in Houston, designs, manufactures and packages systems and equipment for the control, distribution and management of electrical energy and other dynamic processes. Powell provides products and services to large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.
     Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, including but not limited to the results of the Company’s internal investigation relating to the accounting errors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.
- Tables to follow -

     POWELL INDUSTRIES, INC. & SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 30, 2007	July 31, 2006	June 30, 2007	July 31, 2006
		(As restated)		(As restated)
(In thousands, except per share data)	(Unaudited)		(Unaudited)

Revenues	$149,131	$104,021	$413,819	$286,265

Cost of goods sold	121,705	85,249	343,538	232,909

Gross profit	27,426	18,772	70,281	53,356

Selling, general and administrative expenses	21,750	15,705	56,476	42,540

Income before interest, income taxes and minority interest	5,676	3,067	13,805	10,816

Interest expense	922	476	2,529	1,137

Interest income	(110)	(197)	(410)	(736)

Income before income taxes and minority interest	4,864	2,788	11,686	10,415

Income tax provision	1,724	1,231	4,154	4,210

Minority interest in net income (loss)	(30)	7	79	22

Net income	$3,170	$1,550	$7,453	$6,183

Net earnings per common share:

Basic	$0.29	$0.14	$0.68	$0.57

Diluted	$0.28	$0.14	$0.67	$0.56

Weighted average shares:

Basic	11,082	10,888	11,023	10,869

Diluted	11,271	11,140	11,207	11,090

SELECTED FINANCIAL DATA:

Capital Expenditures	$1,433	$2,158	$11,111	$4,803

Depreciation and amortization	$3,035	$1,443	$8,225	$4,906

     POWELL INDUSTRIES, INC. & SUBSIDIARIES

     CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2007	2006
(In thousands)	(Unaudited)	(As restated)

Assets:

Current assets	$237,916	$193,500

Property, plant and equipment (net)	66,337	60,336

Other assets	36,531	38,842

Total assets	$340,784	$292,678

Liabilities & stockholders’ equity:

Current liabilities	$123,938	$98,612

Long-term debt and capital lease obligations, net of current maturities	43,302	33,886

Deferred and other long-term liabilities	2,967	2,971

Stockholders’ equity and minority interest	170,577	157,209

Total liabilities and stockholders’ equity	$340,784	$292,678

     POWELL INDUSTRIES, INC. & SUBSIDIARIES

     BUSINESS SEGMENTS

	Three Months Ended		Nine Months Ended
	June 30, 2007	July 31, 2006	June 30, 2007	July 31, 2006
		(As restated)		(As restated)
(In thousands)	(Unaudited)		(Unaudited)

Revenues:
Electrical Power Products	$143,051	$96,896	$396,428	$265,413
Process Control Systems	6,080	7,125	17,391	20,852

Total revenues	$149,131	$104,021	$413,819	$286,265

Income before income taxes:

Electrical Power Products	$4,769	$2,621	$11,107	$9,522
Process Control Systems	95	167	579	893

Total income before income taxes	$4,864	$2,788	$11,686	$10,415

	June 30,	September 30,
	2007	2006
(In thousands)	(Unaudited)
Backlog:

Electrical Power Products	$381,862	$324,688
Process Control Systems	29,015	30,440

Total backlog	$410,877	$355,128

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